EXHIBIT 21

LIST OF SUBSIDIARIES OF THE REGISTRANT

STATE OR OTHER JURISDICTION
NAME	OF INCORPORATION

Aptiv Digital, Inc.	Delaware
Aptiv Digital Development Services, LLC	Delaware
Canada Services, Inc.	Delaware
Colorado City Cablevision, Inc.	Delaware
Continental Paper Company	Delaware
DirectCom Networks, Inc.	Delaware
EuroMedia Group, Inc.	Delaware
FORTV Holdings LLC	Delaware
Gemstar (B.V.I.) Limited	British Virgin Islands
Gemstar Development Corporation	California
Gemstar Development Limited	United Kingdom
Gemstar Multimedia Ltd.	Japan
Gemstar Technology Development Limited	Hong Kong
Gemstar-TV Guide Europe SARL	Luxembourg
Gemstar-TV Guide Interactive, LLC	Delaware
Gemstar-TV Guide Marketing LLC	Delaware
G-TV Guide, LLC	California
GuideWorks, LLC (49%)	Delaware
I Holdings, Inc.	Delaware
Index Systems Inc.	British Virgin Islands
Index Systems (Canada) Inc.	Canada
InfoMedia, S.A.	Luxembourg
Interactive Program Guide, Inc. (46.25% owned)	Japan
Interactive Sports Holdings, Inc.	Delaware
IPG Development Ventures, LLC	Delaware
jumptheshark.com, Inc.	Delaware
Linkedvideo.com LLC	Delaware
MYR Holdings, Inc.	Delaware
Network CTS, Inc.	Delaware
Networks eBook LLC	California
Norpak Corporation (93.5% owned)	Canada
ODS Properties, Inc. (94.5% owned)	Delaware
ODS Technologies, L.P. (94.5% owned)	Delaware
PDT Holdings, Inc.	California
Prevue Ventures, Inc.	Delaware
SNTV Acquisition, Inc.	Delaware
SNTV, LLC	Delaware
SpaceCom Systems, Inc.	Delaware
StarSight Telecast, Inc.	California
Station-A, Inc.	Delaware
Station-X, Inc.	Delaware
The iTech Resource Group LLC (94.5% owned)	Delaware
Trackside Live Productions LLC (94.5% owned)	Delaware
TVG Holdings, Inc.	Delaware
TV Guide Affiliate Sales & Marketing, Inc.	Delaware
TV Guide Data Solutions, Inc.	Delaware
TV Guide Direct, Inc.	Delaware
TV Guide Distribution, Inc.	Delaware
TV Guide Entertainment Group, Inc.	Delaware
TV Guide Entertainment Properties, Inc. TV Guide Europe SARL	Delaware Luxembourg
TV Guide Interactive Group, Inc.	Delaware
TV Guide Interactive, Inc.	Delaware

TV Guide International IPG, Inc.	Delaware
TV Guide International, Inc.	Delaware
TV Guide Magazine Group, Inc.	Delaware
TV Guide Media Sales, Inc.	Delaware
TV Guide Media Services, Inc.	Delaware
TV Guide Mobile Entertainment, Inc.	Delaware
TV Guide Networks, Inc.	Delaware
TV Guide Online, Inc.	Delaware
TV Guide Online, LLC	Delaware
TV Guide On Screen, Inc.	Delaware
TV Guide Productions, Inc.	Delaware
TV Guide Vision Group, Inc.	Delaware
TV Guide, Inc.	Delaware
TVGI Canada Services Company	Canada (Nova Scotia)
TVG-PMC, Inc.	Delaware
TVSM Publishing, Inc.	Delaware
TVSM, Inc.	Delaware
United Video Properties, Inc.	Delaware
United Video, LLC	Delaware
UV Corp.	Delaware
UV Holdings, Inc.	Delaware
UV Ventures, Inc.	Delaware
VCR Index Systems B.V.	Netherlands
Video TV, Inc.	Delaware
WCI Holdings, Inc.	Delaware

All subsidiaries are 100% owned unless otherwise noted.